                                                                    EXHIBIT 10.3

                           Wireless Facilities, Inc.

                     Executive Change in Control Agreement


     This Executive Change in Control Agreement (the "Agreement") is made as of May 11, 2001, between Wireless Facilities, Inc., a Delaware corporation (the "Company") and Wm. Bradford Weller ("Executive").
               -------------------

     Whereas, capitalized terms used herein shall have the meanings set forth in
Section 3 herein;

     Whereas, the Company, by means of this Agreement, seeks (i) to retain the services of Executive, and (ii) to provide incentives for Executive to exert maximum efforts for the success of the Company even in the face of a potential Change in Control; and

     Whereas, the Company desires to provide Executive with protection of certain benefits in the event of the termination of his or her Continuous Service in connection with a Change in Control.

     Now, Therefore, in consideration of the mutual covenants and promises set forth herein, the Company and Executive hereby agree as follows:

     1. Acceleration in the Event of a Change in Control. If a Change in Control (as defined herein) occurs, then immediately upon the effective date of such Change in Control the vesting and exercisability of fifty percent (50%) of the unvested Securities held by Executive as of the such date shall be accelerated, and any reacquisition or repurchase rights held by the Company with respect to such Securities shall lapse. The balance of such unvested Securities shall vest quarterly over the following eighteen (18) months, (i.e., one-sixth (1/6th) of such unvested shares shall vest at the end of each three- (3-) month period from the effective date of such Change of Control), unless such remaining unvested Securities would have vested sooner in accordance with the terms of the grant thereof. In addition, and notwithstanding the above, within the period beginning one (1) month prior to the effective date of such Change in Control and ending eighteen (18) months after the effective date of such Change in Control, if Executive's Continuous Service terminates due to an involuntary termination thereof by the Company (including death or Disability) without Cause or due to a Constructive Termination, then all unvested Securities held by Executive as of the date of such termination of Continuous Service shall be accelerated, and any reacquisition or repurchase rights held by the Company with respect to such Securities shall lapse, as appropriate.

     2. Pooling Limitation. Notwithstanding the foregoing, if acceleration of vesting and exercisability (or lapse of reacquisition or repurchase rights) provided for in Section 1 herein would cause a Change in Control transaction that is intended to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Accountants prior to the Change in Control, such acceleration shall not occur.

     3. Definitions. For purposes of this Agreement only, capitalized terms used herein shall have the following meanings:

     (a) "Accountants" means the Company's independent certified public accountants.

     (b) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in
Section 424(e) and (f) respectively, of the Code.

     (c)  "Board" means the Board of Directors of the Company.

     (d) "Cause" means, with respect to Executive, the occurrence of any of the following: (i) such Executive's conviction of any felony or any crime involving fraud or dishonesty; (ii) such Executive's participation (whether by affirmative act or omission) in a fraud, act of dishonesty or other act of misconduct against the

Company and/or its Affiliates; or (iii) such Executive's violation of any fiduciary duty or duty of loyalty owed to the Company and/or its Affiliates. Notwithstanding the foregoing, such Executive's death or Disability shall not constitute Cause as set forth herein. The determination that a termination is for Cause shall be by the Board in its sole and exclusive judgment and discretion.

     (e) "Change in Control" means: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or other entity surviving such transaction; or (iii) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; provided, however, that subparagraphs 2(e)(ii) and 2(e)(iii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

     (f)  "Code" means the Internal Revenue Code of 1986, as amended.

     (g)  "Common Stock" means the common stock of the Company.

     (h) "Continuous Service" means that Executive's service with the Company or an Affiliate, whether as an employee, Director or consultant, is not interrupted or terminated. Neither a change in the capacity in which Executive renders service to the Company or an Affiliate as an Employee, Consultant or Director, nor a change in the entity for which Executive renders such service, shall be deemed to interrupt or terminate Executive's Continuous Service provided that there is not otherwise any interruption or termination of service.

     (i) "Constructive Termination" means the occurrence of any of the following events, conditions or actions taken by the Company without Cause and without Executive's consent:

     (i) a change in Executive's material responsibilities which represents an adverse change from Executive's responsibilities (ii) a reduction in Executive's annual cash compensation (including base salary and guaranteed and discretionary bonus level(s); (iii) the Company's requiring Executive to relocate to any place outside a fifty (50) mile radius of Executive's current work site, except for reasonably required travel on the business of the Company or its Affiliates which is not materially greater than Executive's then existing travel requirements; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which Executive was participating, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to Executive (it being understood that changes to any such plans necessitated by the need to conform Executive's and the Company's other employees', as a whole, compensation and benefits packages to those of the surviving corporation and/or acquiror (as applicable) shall not alone constitute Constructive Termination unless such changes result in a substantial reduction in Executive's annual cash compensation as described in subsection (ii) above), or (B) provide Executive with compensation and benefits, in the aggregate, at least substantially similar (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which Executive was participating; (v) the Executive's death or Disability; or (vi) the failure of the Company to obtain an agreement, satisfactory to Executive, from any successors and assigns to assume and agree to perform the obligations created under this Agreement.

     (j)  "Director" means a member of the Board of Directors of the Company.

     (k) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (l)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Securities" means shares of the Company's capital stock, options or other rights to purchase or otherwise acquire shares of the Company's capital stock (including any security exercisable or exchangeable for, or convertible into, capital stock of the Company).

     4.   Parachute Payments.

     (a) In the event that the acceleration of vesting and exercisability and/or the lapse of reacquisition or repurchase rights provided for in Section 1 and benefits otherwise payable to Executive (i) constitute "parachute payments" within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this section would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then Executive's benefits hereunder shall be either

          (i)  provided to Executive in full, or

          (ii) provided to Executive as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and Executive otherwise agree in writing, any determination required under this section shall be made in writing in good faith by the Accountants. In the event of a reduction of benefits hereunder, Executive shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this section.

     (b) If, notwithstanding any reduction described in this Section 4, the IRS determines that Executive is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then Executive shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that Executive challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that Executive's net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in Executive's net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, Executive shall pay the Excise Tax.

     (c) Notwithstanding any other provision of this Section 4, if (i) there is a reduction in the payment of benefits as described in this section, (ii) the IRS later determines that Executive is liable for the Excise Tax, the payment of which would result in the maximization of Executive's net after-tax proceeds (calculated as if Executive's benefits had not previously been reduced), and
(iii) Executive pays the Excise Tax, then the Company shall pay to Executive those benefits which were reduced pursuant to this section contemporaneously or as soon as administratively possible after Executive pays the Excise Tax so that Executive's net after-tax proceeds with respect to the payment of benefits is maximized.

     (d) If Executive either (i) brings any action to enforce Executive's rights pursuant to this Section 4, or (ii) defends any legal challenge to Executive's rights hereunder, Executive shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that in the event such action is commenced by Executive, the court finds the claim was brought in good faith.

     5. Adjustments Upon Changes in Capital Stock. All references to Securities referenced in this Agreement shall include and shall be appropriately adjusted by the Company to reflect any stock split, stock dividend, stock combination or other change in the Common Stock which may be made by the Company after the date of this Agreement.

     6. Notices. Any notices provided for in this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Executive, five (5) days after deposit in the United States mail, postage prepaid, addressed to Executive at the address specified in the corporate records of the Company or at such other address as Executive hereafter designates by written notice to the Company.

     7.   Miscellaneous.

     (a) The rights and obligations of Executive under this Agreement may not be transferred or assigned without the prior written consent of the Company.

     (b) This Agreement is meant to supplement the terms of any and all founder's stock purchase agreement(s), restricted stock purchase agreement(s), stock option agreement(s), warrants or other agreements covering the purchase or other acquisition of Securities by Executive (collectively, the "Securities Acquisition Agreements") whether now or hereafter existing. To the extent that the terms and conditions of any Securities Acquisition Agreement are inconsistent with the terms set forth herein, the terms and conditions of this Agreement shall be controlling. This Agreement shall not be superseded by any subsequent agreement unless such subsequent agreement is in writing, signed by Executive and such subsequent agreement specifically states that it is intended to supersede this Agreement and specifically references this "Executive Change in Control Agreement" by name.

     (c) Any failure by the Company or Executive to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent either the Company or Executive from thereafter enforcing each and every other provision of this Agreement. The rights granted the Company and Executive herein are cumulative and shall not constitute a waiver of either the Company's or Executive's right to assert all other legal remedies available to it under the circumstances.

     (d) Executive agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

     (e) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

     (f) Subject to the provisions of subsection 7(b) herein, this Agreement, in whole or in part, may be modified, waived or amended upon the written consent of the Company and Executive.

     (g) By Executive's signature below, Executive represents that he or she is familiar with the terms and provisions of this Agreement, and hereby accepts this Agreement subject to all of the terms and provisions set forth herein. Executive has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the law that might be applied under applicable principles of conflicts of law.

     9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.


EXECUTIVE                               WIRELESS FACILITIES, INC.

/s/ Wm. Bradford Weller                 /s/ Masood Tayebi, CEO
------------------------------          ------------------------------
Signature                               Signature

Wm. Bradford Weller                     Masood Tayebi
------------------------------          ------------------------------
Print Name                              Print Name and Title

                                  Schedule I

     The Company has also entered into Change of Control Agreements dated as of May 11, 2001 with Terry Ashwill and Frankie Farjood. These Change of Control Agreements are identical to the Change of Control Agreement between the Company and Brad Weller, except as to the parties thereto.